Exhibit 99.1

NEWS RELEASE

Innovative Card Technologies (INVC) to Trade on NASDAQ Capital Market

Developers of breakthrough one-time password ICT DisplayCard for online banking and login authentication receive approval of NASDAQ listing bid and will commence trading on NASDAQ Friday, March 9.

Los Angeles, CA - March 8, 2007 - Innovative Card Technologies (“InCard”, “ICT”), developers of the breakthrough ICT DisplayCard for e-banking, e-commerce and data access security, today announce the company’s upcoming listing on the NASDAQ capital market. On March 9, 2007, the company will commence trading on the NASDAQ under the symbol INVC. Until that date, the company will continue to trade on the OTCBB.

“Joining the NASDAQ’s roster of progressive companies offering cutting edge technologies is an important milestone for the company,” said John A. Ward, III, Chairman and CEO of InCard Technologies. “Trading on NASDAQ should create a more liquid market for the company’s securities and will raise InCard’s profile in the investment community.”

InCard’s primary product, the ICT DisplayCard, integrates the security of a one-time password token directly into an ISO-certified card that can also function as a payment card or RFID access card. At the push of a button on the back of the card, a one-time password is shown on the card’s integrated display. This number is then entered into an online interface or data systems login to authenticate the identity of the user. Applications include bank cards with token capabilities, corporate ID cards with RFID and/or magnetic strip access capabilities, and data access companion cards that can be stored in a wallet.

About NASDAQ
NASDAQ® is the largest electronic equity securities market in the United States. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology industries. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ Newsroom at www.nasdaq.com/newsroom.

About Innovative Card Technologies
InCard Technologies (OTC: INVC.OB) was founded in 1993 to add functionalities to payment cards. InCard’s suite of ICT DisplayCards enable dual-factor authentication in a convenient card form. The cards can be configured to offer RFID physical access or payment capabilities, and feature a screen powered by an integrated battery, circuit, and switch. This screen displays a one-time password to verify the presence of the card during online and voice transactions or data systems login. www.incardtech.com.

Marketing Manager Stephanie Edwards 310-312-0700, stephanie@incardtech.com	Public Relations Susan Roush 818-222-8330, pr@incardtech.com	Investor Relations Jose Castaneda 720-733-0052, ir@incardtech.com

This press release contains forward-looking statements which are commonly identified by words such as "would," "may," "will," "expects," and other terms with similar meaning. Forward-looking statements are based on current beliefs, assumptions and expectations and speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: ICT DisplayCard adoption, ICT DisplayCard further testing and certifications, dependence on a limited number of suppliers and their capacity, and full scale production of the ICT DisplayCard. Innovative Card Technologies, Inc. refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and Innovative Card Technologies has not assumed any duty to update any forward-looking statements.

INNOVATIVE CARD TECHNOLOGIES
10880 WILSHIRE BLVD SUITE 950 • LOS ANGELES, CA • 90024
Phone: 310.312.0700• Fax: 310.312.5367 • INFO@INCARDTECH